Exhibit 10.5

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 7, 2013 (this “Amendment”), amends the Credit Agreement, dated as of December 8, 2011 (the “Credit Agreement”) among Portland General Electric Company (the “Borrower”), the financial institutions from time to time parties thereto as lenders (collectively, together with their respective successors and assigns, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    Amendments. Subject to the conditions precedent set forth in Section 3, the Credit Agreement is amended as set forth below:

1.1    Amendment to Article I. The definition of “L/C Issuer” in Article I of the Credit Agreement is amended in its entirety to read as follows:

"L/C Issuer" means, with respect to a particular Letter of Credit, (a) Bank of America or U.S. Bank, National Association in its capacity as issuer of such Letter of Credit, (b) any other Lender that agrees to issue Letters of Credit hereunder, in each case, in its capacity as an issuer of such Letter of Credit hereunder and/or (c) any successor issuer of Letters of Credit hereunder. The term "L/C Issuer" when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

1.2    Amendment to Article I. The definition of “L/C Commitment” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

1.3    Amendment to Section 2.19(a)(i). Section 2.19(a)(i) of the Credit Agreement is amended in its entirety to read as follows:

(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.19, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit in U.S. dollars for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitments, (x) the aggregate outstanding amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the outstanding amount of all L/C Obligations, shall not exceed such Lender's Commitment and (y) the outstanding amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

1.4    Existing Letters of Credit. Effective as of November 14, 2012, the Letters of Credit listed on Schedule 2.20 attached hereto shall be deemed to have been issued pursuant to the Credit Agreement, and from and after November

14, 2012, shall be subject to and governed by the terms and conditions of the Credit Agreement.

SECTION 2    Representations and Warranties; No Conflicts.

2.1    Representations and Warranties of all Parties. Each party hereto represents and warrants that (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (b) this Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution or delivery by such Person of this Amendment.

2.2    Representations and Warranties of Borrower. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement (other than Section 5.10 of the Credit Agreement) are true and correct in all material respects as of the date hereof, unless they specifically refer to an earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

2.3    No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate, contravene or conflict with any provision of its respective articles or certificate of incorporation, bylaws or other organizational or governing document or (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, material contract or permit applicable to the Borrower.

SECTION 3    Effective Date. This Amendment shall become effective as of the date that the Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Required Lenders.

SECTION 4    Miscellaneous.

4.1    Continuing Effectiveness. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement or other Loan Documents to the “Agreement”, the “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

4.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. A counterpart hereof, or a signature page hereto, delivered to the Agent by facsimile or electronic mail (in a .pdf or similar file) shall be effective as delivery of a manually-signed counterpart hereof.

4.3    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent, including reasonable fees and charges of special counsel to the Agent, in connection with the preparation, execution and delivery of this Amendment.

4.4    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

4.5    Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Maria M. Pope
Name: Maria M. Pope
Title: SVP, CFO and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Dora A. Brown
Name: Dora A. Brown
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Daryl K. Hogge
Name: Daryl K. Hogge
Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender

By: /s/ May Huang
Name: May Huang
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Holland H. Williams
Name: Holland H. Williams
Title: AVP & Portfolio Mgr.

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ John E. Zur III
Name: John E. Zur III
Title: Authorized Officer

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Brandon C. Rolek
Name: Brandon C. Rolek
Title: Senior Vice President

ASSOCIATED BANK, N.A., as a Lender

By: /s/ Yolanda Meza
Name: Yolanda Meza
Title: Vice President

FIRST COMMERCIAL BANK, LTD., LOS ANGELES
BRANCH, as a Lender

By: /s/ Jenn Hwa Wang
Name: Jenn Hwa Wang
Title: VP & General Manager

COBANK, ACB, as a Lender

By: /s/ Josh Batchelder
Name: Josh Batchelder
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
Lender

By: /s/ Yann Blindert
Name: Yann Blindert
Title: Director